EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-36480
(To Prospectus dated July 11, 2003)



                          [REGIONAL BANK HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
                        Name of Company       Ticker   Amounts    Trading Market
     AmSouth Bancorporation                    ASO         12          NYSE
     Bank One Corporation                      ONE         33          NYSE
     BB&T Corporation                          BBT         10          NYSE
     Comerica Incorporated                     CMA          5          NYSE
     Fifth Third Bancorp                       FITB      13.5         NASDAQ
     F1eetBoston Financial Corporation         FBF         25          NYSE
     KeyCorp                                   KEY         13          NYSE
     Marshall & Ilsley Corporation              MI          6          NYSE
     Mellon Financial Corporation              MEL         14          NYSE
     National City Corporation                 NCC         18          NYSE
     Northern Trust Corporation                NTRS         7         NASDAQ
     State Street Corporation                  STT         10          NYSE
     SunTrust Banks, Inc.                      STI          9          NYSE
     Synovus Financial Corp.                   SNV          8          NYSE
     The PNC Financial Services Group, Inc.    PNC          9          NYSE
     U.S. Bancorp                              USB      56.83          NYSE
     Wachovia Corporation                       WB         41          NYSE
     Wells Fargo & Co.                         WFC         24          NYSE

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.